Exhibit 99.1

Progressive Care Inc. Announces Record First Quarter 2024 Revenues of $14.6 Million, an Increase of 28% Over First Quarter 2023 Results

340B Contract Service Revenue Grows 110% as New Contract Momentum Continues

Miami, FL – May 15, 2024 – Progressive Care Inc. (OTCQB: RXMD) (“Progressive Care” or the “Company”), a personalized healthcare services and technology provider, today announced financial results for its first quarter ended March 31, 2024. The Company reported record first quarter revenues of approximately $14.6 million, a 28% increase compared to revenues reported in the first quarter of 2023. The results reflect continues increases in prescription volumes and revenue generated from multiple 340B service contracts secured late last year.

“First quarter results clearly demonstrate the continued positive momentum in our business, highlighted by considerable growth in our 340B contract services segment. Our ability to deliver highly specialized care for patients and create enhanced value for providers remains critical to our success, attributes we believe will allow us to further expand our long-term care and OTC business going forward,” said Charles M. Fernandez, Chairman and CEO of Progressive Care Inc. “Furthermore, through the recently proposed merger with NextPlat Corp, we believe that Progressive Care will have the opportunity to leverage additional capabilities and resources, further supporting its growth into new and existing healthcare markets throughout the remainder of 2024 and beyond.”

First Quarter 2024 Financial Highlights:

●

Total revenues increased by approximately $3.2 million, or 28%, to approximately $14.6 million during the three months ended March 31, 2024, compared to approximately $11.4 million in the prior year period.

●

Prescription revenue, net of PBM fees, increased by approximately $1.6 million, or 16%, to approximately $11.3 million during the first quarter of 2024, compared to approximately $9.8 million in the prior year period.

●

340B contract revenue was approximately $3.3 million during the first quarter of 2024, an increase of approximately $1.7 million, compared to approximately $1.6 million in the prior year period. The increase was attributable to an increase in our existing 340B contracts of approximately $1.1 million and an increase in new 340B contract revenue of approximately $0.6 million.

●	Overall gross profit margin in the first quarter of 2024 was approximately 27% versus approximately 28% in the first quarter of 2023. The unfavorable significant increase in drug costs per prescription negatively impacted our overall gross profit margin.
●	Cash balance as of March 31, 2024 was approximately $5.5 million as compared to approximately $7.9 million as of December 31, 2023.

Organizational Highlights and Recent Business Developments:

●	On April 12, 2024, NextPlat Corp (NASDAQ: NXPL, NXPLW) (“NextPlat”) announced a proposed business combination with Progressive Care in an all-stock transaction which is expected to provide revenue synergies and significant initial annual operating cost reductions. The transaction has been unanimously approved by the Board of Directors of both NextPlat and Progressive Care and is expected to close in the third quarter of 2024, subject to regulatory and stockholder approvals, and other customary closing conditions. On July 1, 2023, NextPlat, Mr. Fernandez, Chairman and Chief Executive Officer of the Company, and Mr. Rodney Barreto, Vice-Chairman of the Company, exercised their common stock purchase warrants in Progressive Care and collectively owned 53% of Progressive Care's voting common stock.
●	PharmcoRx added several additional 340B contracts during late fiscal 2023 as it continued to support the unique needs of 340B covered entities. For the quarter ended March 31, 2024, approximately $0.9 million of the $1.7 million increase in 340B contract revenue was attributable to new 340B contracts, with the remaining $0.8 million increase attributable to existing 340B contracts.
●	During the first quarter of 2024, the Company began ramping-up additional sales and marketing activities targeting the long-term care market in South Florida, engaging a team of dedicated sales personnel.

Summary Financials for the Three Months Ended March 31, 2024 and 2023:

Note on Financial Presentation

In connection with the change in control on July 1, 2023, the application of push-down accounting created a new basis of accounting for all assets and liabilities based on their fair value at the date of acquisition. As a result, our financial results of operations subsequent to the acquisition on July 1, 2023 have been segregated to indicate pre-acquisition and post-acquisition periods. The pre-acquisition period through June 30, 2023 is referred to as the “Predecessor”. The post-acquisition period, July 1, 2023 and forward, includes the impact of push-down accounting and is referred to as the “Successor”.

	Successor	Predecessor
	Three Months Ended March 31, 2024	Three Months Ended March 31, 2023	$ Change	% Change
Total revenues, net	$14,628	$11,392	$3,236	28%
Total cost of revenue	10,623	8,245	2,378	29%
Total gross profit	4,005	3,147	858	27%
Operating expenses	4,402	3,133	1,269	41%
(Loss) income from operations	(397)	14	(411)	(2936)%
Other income (expense)	25	(144)	169	(117)%
Loss before income taxes	(372)	(130)	(242)	186%
Provision for income taxes	—	—	—	—
Net loss attributable to common shareholders	$(372)	$(130)	$(242)	186%

We recognized overall revenue from operations of approximately $14.6 million and $11.4 million during the three months ended March 31, 2024 and 2023, respectively, an overall increase of approximately $3.2 million, or 28%. The increase in revenue was primarily attributable to an increase in prescription revenue, net of PBM fees of approximately $1.6 million and an increase in 340B contract revenue of approximately $1.7 million, which was offset by a decrease in COVID-19 testing revenue of approximately $45,000, when compared to the prior year period.

Overall gross profit margins decreased from 28% for the three months ended March 31, 2023 to 27% for the three months ended March 31, 2024. The increase in gross profit of approximately $0.9 million was primarily attributable to (i) a favorable increase in reimbursement rates per prescription of approximately $1.0 million, which was offset by the unfavorable increase in drug cost per prescription of approximately $1.9 million; (ii) a favorable increase in pharmacy prescription volume of approximately $0.1 million; and (iii) a favorable increase in 340B contract revenue of approximately $1.7 million. The unfavorable significant increase in drug cost per prescription, negatively impacted our overall gross profit margin.

Loss from operations was approximately $0.4 million for the three months ended March 31, 2024, compared to an income from operations of approximately $14,000 for the three months ended March 31, 2023, a decrease of approximately $0.4 million primarily attributable to the increase in operating expenses, partially offset by the increase in gross profits. See below for further explanation relating to the increase in operating expenses.

Financial Results for the three months ended March 31, 2024

Revenue

We have filled approximately 134,000 and 120,000 prescriptions during the three months ended March 31, 2024 and 2023, respectively, resulting in a favorable impact on prescription revenue of approximately $0.6 million. Revenue per prescription filled was also favorably impacted by the increase of reimbursement rates per prescription of approximately $1.0 million, when compared to the prior year period.

Dispensing fees and TPA revenue earned on our 340B contracts for the three months ended March 31, 2024 and 2023 were approximately $3.3 million and $1.6 million, respectively, an increase of approximately $1.7 million. The increase in 340B contract revenue was attributable to an increase in our existing 340B contracts of approximately $0.8 million and an increase in new 340B contract revenue of approximately $0.9 million.

Operating Expenses

Our operating expenses increased by approximately $1.3 million, or 41%, for the three months ended March 31, 2024, as compared to the prior year period. The increase was primarily attributable to the following:

●	approximately $0.7 million increase in the amortization of newly identifiable intangible assets as a result of the push-down accounting;
●	approximately $0.5 million increase in salaries and wages due to a combination of performance-based salary adjustments and additional headcount, net of attrition due to normal employee turnover;
●	approximately $0.1 million of impairment loss related to the write-down of a right-of-use asset; and
●	approximately $0.1 million increase in computer expenses.

During the three months ended March 31, 2024, the right-of-use asset impairment was a result of taking the leased equipment out of service and not returning to service in the future.

Other Income (Expense)

Other income (expense) increased by approximately $0.2 million for the three months ended March 31, 2024, as compared to the prior year period, primarily attributable to the decrease in interest expense as a result of the decrease in notes payable.

Net Loss

We had a net loss of approximately $0.4 million and $0.1 million for the three months ended March 31, 2024 and 2023, respectively. The increase in net loss was primarily attributable to the decrease in operating income.

Quarterly Report on Form 10-Q Available

The Company’s Quarterly Report on Form 10-Q, available at www.sec.gov and on the Company’s website, contains a thorough review of its financial results for the three months ended March 31, 2024.

Forward-Looking Statements

Forward-Looking Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company’s expectations about its future operating results, performance, and opportunities that involve substantial risks and uncertainties. When used herein, the words “anticipate,” “believe,” “estimate,” “upcoming,” “plan,” “target,” “intend” and “expect” and similar expressions, as they relate to Progressive Care Inc., its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors discussed in our Annual Report on Form 10-K and other SEC filings that could cause the Company’s actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. You should not rely on these forward-looking statements, as actual outcomes and results may differ materially from those expressed or implied in the forward-looking statements as a result of such risks and uncertainties. All forward-looking statements in this press release are based on management’s beliefs and assumptions and on information currently available to Progressive Care, and Progressive Care does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Progressive Care

Progressive Care Inc. (OTCQB: RXMD) through its subsidiaries, is a Florida health services organization and provider of Third-Party Administration (TPA), data management, COVID-19 related diagnostics and vaccinations, 340B contracted pharmacy services, prescription pharmaceuticals, compounded medications, provider of tele-pharmacy services, the sale of anti-retroviral medications, medication therapy management (MTM), the supply of prescription medications to long-term care facilities, and health practice risk management. Progressive Care, Inc. became a subsidiary of NextPlat Corp. (NASDAQ: NXPL & NXPLW) on July 1, 2023.

Important Information About the Merger and Where to Find It

In connection with the proposed merger between NextPlat and Progressive Care, NextPlat intends to file a registration statement/proxy on Form S-4 that will that also will constitute a prospectus of NextPlat with respect to the NextPlat Common Stock to be issued in the proposed transaction (the “proxy statement/prospectus”). The definitive proxy statement/prospectus (if and when available) will be delivered to NextPlat’s and the Progressive Care’s stockholders. NextPlat may also file other relevant documents regarding the proposed transaction with the SEC. NextPlat’s shareholders and other interested persons are advised to read, when available, the proxy statement/prospectus and the amendments thereto and the definitive proxy statement and documents incorporated by reference therein filed in connection with the Merger, as these materials will contain important information about the Progressive Care, NextPlat and the Merger. INVESTORS AND SECURITY HOLDERS OF NEXTPLAT ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT PROGRESSIVE CARE WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PROGRESSIVE CARE, NEXTPAT AND THE MERGER. When available, the definitive proxy statement and other relevant materials for the Merger will be mailed to shareholders of Progressive Care as of a record date to be established for voting on the Merger and the other related proposals. Shareholders will also be able to obtain copies of the proxy statement/prospectus, the definitive proxy statement and other documents filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC’s web site at www.sec.gov, or by directing a request to: Progressive Care Inc, 400 Ansin Blvd., Suite A, Hallandale Beach, FL 33009, Attention: Chief Financial Officer, Telephone: (754) 314-7654.

Participants in the Solicitation

NextPlat and its directors and executive officers may be deemed participants in the solicitation of proxies from Progressive Care’s shareholders with respect to the Merger. A list of the names of those directors and executive officers and a description of their interests in NextPlat is contained in NextPlat’s Annual Report on Form 10-K filed with the SEC on April 11, 2024 and is available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to NextPlat Corp, 3250 Mary St., Suite 410, Coconut grove, FL 33133, Attention: Chief Financial Officer, Telephone: (305) 560-5355. Additional information regarding the interests of such participants will be contained in the proxy statement for the Merger when available.

Progressive Care and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the shareholders of NextPlat in connection with the Merger. A list of the names of those directors and executive officers and a description of their interests in Progressive Care is contained in Progressive Care’s Annual Report on Form 10-K filed with the SEC on April 11, 2024 and is available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to Progressive Care Inc, 400 Ansin Blvd., Suite A, Hallandale Beach, FL 33009, Attention: Chief Financial Officer, Telephone: (754) 314-7654. Additional information regarding the interests of such participants will be contained in the proxy statement for the Merger when available.

No Offer or Solicitation

This Current Report on Form 8-K shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Merger. This Current Report on Form 8-K shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or an exemption therefrom.

Investor Contact for Progressive Care

Michael Glickman

MWGCO, Inc.

917-397-2272

mike@mwgco.net